Exhibit 10.1

EXECUTION COPY

August 21, 2017

Mr. Jeffrey J. Jones II
c/o H&R Block, Inc.
One H&R Block Way
Kansas City, Missouri 64105

Re:     Employment Agreement
Dear Jeff:
This is your EMPLOYMENT AGREEMENT (this “Agreement”) with HRB Professional Resources LLC, a Delaware limited liability company (the “Company”), and H&R Block, Inc., a Missouri corporation and the indirect parent corporation of the Company (“Block”). It sets forth the terms of your employment with the Company and its Affiliates (as defined below) from time to time.

1.	Your Position, Performance and Other Activities
(a)Agreement as to Employment; Titles. Effective as of August 21, 2017 (the “Employment Date”), you shall commence employment with the Company in the capacity of President and Chief Executive Officer-Designate of the Company and Block but with no decision-making authority, and effective as of October 9, 2017 (the “CEO Date”), you shall commence serving in the capacity of President and Chief Executive Officer of the Company and Block, and you hereby accept such employment, subject to the terms of this Agreement.
(b)Duties. During the portion of the Term, as defined below, on and after the CEO Date, you will have the duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of chief executive officers in publicly-traded United States-based companies of similar size, and such other duties, authorities and responsibilities as Block’s Board of Directors (the “Board”) designates from time to time that are not inconsistent with your positions. During the portion of the Term prior to the CEO Date, you shall only have such limited duties, authorities and responsibilities as shall be reasonably determined by the Board, including, as reasonably requested, cooperating with, and providing advice and assistance to, the Company’s interim President and Chief Executive Officer. You will report solely to the Board.
(c)Location of Employment. Your location of employment will be the principal executive office of the Company in Kansas City, Missouri, and you have agreed to relocate your family and your primary residence to the greater Kansas City area as soon as reasonably practicable, and in any event, no later than one year following the CEO Date, during which such time, all parties agree that, at your expense, you will be commuting from your personal residence to Kansas City, except as provided in the Company’s Executive Homeowner Relocation Policy & Benefits.
(d)Performance and Other Activities. So long as you are employed under this Agreement, you agree to devote substantially all of your business time and attention (excepting vacation time, holidays, sick days and periods of disability) to the good faith performance of your duties hereunder; provided that, the foregoing shall not prevent you from (i) with prior Board approval, which will not be unreasonably withheld or delayed, serving on the boards of directors of non-profit organizations, (ii) with prior Board approval, and consistent with the H&R Block, Inc. Corporate Governance Guidelines (the current copy of which has been provided to you) which will not be unreasonably withheld or delayed, serving on the board of directors of, or consulting for, for-profit entities, (iii) participating in charitable, civic, educational, professional, community or industry affairs, including, without limitation, delivering lectures, presentations, and reports and fulfilling speaking engagements, and (iv) managing your and your family’s personal investments (whether or not passive in nature), so long as such activities described in clauses (i), (ii), (iii) and (iv) do not materially interfere or conflict with the performance of your duties and responsibilities hereunder and do not materially violate the other provisions of either this Agreement or the H&R Block, Inc. Code of Business Ethics & Conduct. You will use reasonable efforts to comply in all material respects with all reasonable policies of the Company as are from time to time in effect and applicable to your position. You understand that the business of Block, the Company, and/or any other direct or indirect subsidiary of the Company or Block (each such other subsidiary an “Affiliate”) may be subject to governmental regulation, some of which may require you to submit to background investigation as a condition of Block, the Company, and/or Affiliates’ participation in certain activities subject to such regulation.
(e)Board Membership. On or prior to the CEO Date, the Board shall elect you to the Board, and thereafter during the Term, the Board will nominate you for re-election as a member of the Board at the expiration of your then current term; provided that, the foregoing shall not be required to the extent prohibited by legal or regulatory requirements.

2.	Term of Your Employment
Your employment under this Agreement will begin on the Employment Date and end upon the fifth anniversary thereof or an earlier date of termination of this Agreement pursuant to the terms hereof (the “Term”).

3.	Your Compensation
(a)Base Salary. The Company will pay to you a gross salary during the Term of $995,000 per annum (as increased from time to time, the “Base Salary”), payable semimonthly or at such other pay period under the Company’s normal payroll policies for its other executive-level employees. The Base Salary shall be reviewed annually for increases by the Compensation Committee of the Board (the “Compensation Committee”) and may be adjusted upward, but not downward, without your consent.

(b)Cash Signing Bonus. The Company will pay to you a cash signing bonus of $950,000 on the first practicable payroll date on or after the Employment Date. This amount will be repaid by you in the event you voluntarily terminate your employment hereunder prior to February 21, 2018 without Good Reason.
(c)Annual Bonus. You will be eligible for an annual cash bonus under the H&R Block Executive Performance Plan, as the same may be amended or replaced from time to time (the “Executive Performance Plan”), in respect of each fiscal year during the Term, upon the achievement of performance goals as adopted by the Compensation Committee and, commencing with the fiscal year ending April 30, 2019, in consultation with you. In respect of each fiscal year, your target bonus will be equal to 125% of Base Salary with a maximum bonus equal to 200% of the target bonus, and a threshold level established by the Compensation Committee. In no event will the maximum bonus exceed the maximum annual amount currently permitted by the Executive Performance Plan (or any equal or higher maximum amount in any future amendment or replacement). Your annual bonus will be payable when bonuses are paid to other senior executive officers of the Company. Notwithstanding the foregoing, your target annual bonus for the Company’s fiscal year ending April 30, 2018 (the “Fiscal Year 2018”) will be $862,106 (which the parties agree represents a pro-rated portion of your full fiscal year target bonus based on the number of days (253) between the Employment Date and April, 30, 2018 (i.e., the last day of Fiscal Year 2018)). The actual amount of your annual bonus for Fiscal Year 2018 will be determined based upon achievement of the performance goals for Fiscal Year 2018 adopted by the Compensation Committee on June 19, 2017, with such adjustments thereto as the Compensation Committee determines are necessary solely to allow for your fiscal year annual bonus to constitute performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
(d)Initial Option Grant. Under the H&R Block 2013 Long Term Incentive Plan, as the same may be amended from time to time (the “2013 Plan”), you will be granted, as of 5:30 p.m. Central Time, on the Employment Date a non-qualified stock option (the “Initial Stock Option”) to purchase shares of Block’s common stock, without par value (“Shares”) having a grant date fair value using the Black-Scholes valuation method of $1,375,000 at an option price per Share equal to its closing price on the New York Stock Exchange on the Employment Date, such Initial Stock Option to expire on the earlier of (i) the fifth anniversary of the termination of your employment with the Company or (ii) the tenth anniversary of the Employment Date. The Initial Stock Option will be granted pursuant to an award agreement in the form attached hereto as Exhibit A (the “Initial Option Agreement”) and shall vest and become exercisable in three equal installments on each of August 21, 2018, August 21, 2019 and August 21, 2020, respectively, subject to the terms and conditions of the Initial Option Agreement and the accelerated vesting conditions in Section 4.
(e)Initial Restricted Share Unit Grant. Under the 2013 Plan, you will be granted, as of 5:30 p.m. Central Time on the Employment Date, a number of restricted share units (the “Initial RSU Grant”) under the 2013 Plan of Shares having a grant date fair value of $4,125,000. The Initial RSU Grant will be granted pursuant to an award agreement in the form attached hereto as Exhibit B (the “Initial RSU Agreement”) and shall vest in three equal installments, on each of August 21, 2018, August 21, 2019 and August 21, 2020, respectively, subject to the terms and conditions of the Initial RSU Agreement and the accelerated vesting conditions in Section 4.
(f)Long-term Incentives. You will eligible to participate in the Company’s equity incentive plan for each fiscal year during the Term as determined by the Compensation Committee and, commencing with the fiscal year ending April 30, 2019, in consultation with you. In respect of Fiscal Year 2018, you will receive equity grants on the Employment Date having an aggregate grant-date fair value of $3,812,000 (which the parties agree represents a total grant date fair value of $5,500,000, pro-rated based on the number of days (253) between the Employment Date and April, 30, 2018 (i.e., the last day of Fiscal Year 2018)), with the same terms, conditions and forms of equity award agreements approved on June 19, 2017, to other Company senior executives for Fiscal Year 2018, as determined by the Compensation Committee, but with such adjustments thereto as the Compensation Committee determines are necessary solely to allow for such equity awards to constitute performance-based compensation within the meaning of Code Section 162(m), if applicable. Consistent with the long-term incentive equity awards granted to the other Company senior executives in respect of Fiscal Year 2018, your Fiscal Year 2018 long-term incentive award will consist of performance share units, market share units and restricted share units as follows: 50% in performance share units, 30% in market share units and 20% in restricted share units.
(g)Relocation Benefits. You will be entitled to reimbursement for expenses incurred in relation to the relocation of your family to the greater Kansas City area as provided by the Company’s Executive Homeowner Relocation Policy & Benefits (a copy of which has been provided to you).
(h)Business Expenses. The Company will promptly pay directly, or reimburse you for, all business expenses, to the extent such expenses are paid or incurred by you during the Term in the good faith performance of your duties or otherwise in the interests of the Company and/or Block in accordance with the Company’s policy in effect from time to time.
(i)Other Benefits. During the Term, the Company will make available to you such health, life and disability benefits, insurance, sick leave, pension, deferred compensation, and other like benefits as are provided from time to time to the senior executives of the Company or Affiliates. Coverage and eligibility for any such benefits are subject to the terms of the applicable plans as they may be amended from time to time pursuant to their respective terms. Without limiting Section 3(f) above, you will also be eligible for additional long-term incentive awards, as determined by the Compensation Committee.
(j)Vacation; Sick Leave. During the Term, you shall be entitled to vacation and sick leave in accordance with the policies and practices with respect to senior executives of the Company; provided that, you shall be entitled to vacation days of not less than four weeks per year.

4.	Termination of Employment
(a)With or Without Cause. The Company may, at any time, in its sole discretion, terminate your employment upon written notice with or without Cause. For purposes of this Agreement, the term “Cause” means:
1.your commission of an act that is materially and demonstrably detrimental to Block, the Company or any Affiliate, which act constitutes gross negligence or willful misconduct by you in the performance of your material duties to Block, the Company or any Affiliate; or
2.your commission of any material act of dishonesty or breach of trust resulting in or intending to result in your material personal gain or your material enrichment at the expense of Block, the Company or any Affiliate, but, in each case, excluding good faith disputes regarding your expense account or expense reimbursement; or
3.your material violation of Section 5 or Section 6 of this Agreement which violation, if curable, is not cured by you within 30 days of the Company providing you with written notice of such material violation; or
4.the inability of Block, the Company and/or an Affiliate to participate, in whole or in part, in any current activity subject to governmental regulation and material to the business of Block, the Company and their Affiliates solely as the result of any willful action or inaction by you, as defined below, which action or inaction, if curable, is not cured by you within 30 days of the Company providing you with written notice of such action or inaction.
For purposes of this Section 4(a), no act, or failure to act, by you will be considered “willful” unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that the action or omission was in the best interests of Block. Any act, or failure to act, based upon (A) authority given pursuant to a resolution duly adopted by the Board or (B) the advice of counsel for Block shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. The termination of your employment shall not be deemed to be for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than the majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to you and you are given an opportunity to be heard, together with your counsel, before the Board), finding that, in the good faith opinion of the Board, you are guilty of the conduct described in Section 4(a), and specifying the particulars thereof in detail.
(b)With or Without Good Reason.
1.You may terminate your employment for Good Reason or without Good Reason, by providing not less than 30 days’ prior written notice of such termination to the Company, and, if such notice is properly given, your employment hereunder will terminate as of the close of business on the 30th day after such notice is deemed to have been given or such later date as is specified in such notice.

2.Notwithstanding the foregoing, as a condition precedent to terminate your employment for Good Reason, you must give written notice of the circumstances constituting Good Reason to the Company within 90 days of the occurrence of the circumstances constituting Good Reason and the Company must fail to cure such Good Reason circumstances within 30 days of such notice, in which case your termination will be effective, once proper notice is given to the Company, as provided in Section 4(b)(1), if such notice is provided within 30 days after the Company’s cure period ends.
(c)Death or Disability. If your employment is terminated because of your death, the termination will be effective immediately. If the Company determines in good faith that your Disability has occurred, it may give you a written notice of termination. If within 30 days of such notice of termination you do not return to full-time performance of your responsibilities, your employment will terminate. If you return to full-time performance in that 30 day period, the notice of termination will be cancelled for all purposes of this Agreement. Notwithstanding the foregoing, if you die or become Disabled after you provide a valid notice of termination with Good Reason or the Company provides a notice of termination without Cause, your termination will be treated as a termination by the Company not for Cause, effective as of the date of termination of your employment due to death or Disability pursuant to this section.
(d)Severance Not Related to a Change in Control. Except as otherwise provided in Section 4(e) below:
1.Upon a termination of your employment prior to the end of the Term by the Company without Cause or by you for Good Reason, you will be entitled to receive:
(A)payment of your accrued and unpaid Base Salary through the date of termination, your accrued and unused vacation days as of the date of termination, and reimbursement of incurred and unreimbursed expenses under Section 3(h), within 30 days following the date of termination (collectively, the amounts in this subsection (A), the “Accrued Obligations”);
(B)any annual bonus earned with respect to a fiscal year ending prior to the date of such termination but unpaid as of such date, payable at the same time in the year of termination as such payment would be made if you continued to be employed by the Company and you will be treated as meeting (i) any service based vesting conditions or (ii) personal or subjective bonus goals, if your employment is terminated for any reason (other than for Cause) between the end of the fiscal year or performance period and the payment of any bonus (the “Prior Year Bonus”);
(C)a lump sum payment, on the 60th day after the date of termination, equal to the sum of (i) one times your Base Salary plus (ii) one times your target bonus opportunity provided in Section 3(c) (such lump sum payment, the “Base Severance”);
(D)for 18 months after the date of your termination, the Company shall pay you each month an amount equal to the monthly premium (both the employer and employee portions) for COBRA continuation coverage under the Company’s health, dental and vision plans, which payment shall be paid in advance on the first payroll day of each month during such 18 month period, commencing with the month immediately following the date of termination; provided, however, that the first such payment shall be made on the 60th day after the date of termination, and will include payment of any amounts that were otherwise due prior (the “COBRA Benefit”);
(E)any annual bonus related to the fiscal year in which the termination occurs calculated based on actual performance (including any personal goals) through the end of the applicable fiscal year and prorated for the number of days of your employment in the fiscal year in which the termination occurs, payable in a single lump sum at the same time as such payment would be made if you continued to be employed by the Company (the “Pro-Rata Bonus”);
(F)any other amounts or benefits due to you in accordance with the Company’s benefit, equity or fringe benefit plans, programs or policies or this Agreement, payable at such times and otherwise in accordance with the terms and conditions such arrangements (the “Other Benefits”); and
(G)full and immediate vesting of the Initial Stock Option and the Initial RSU Grant.
2.Upon a termination of your employment prior to the end of the Term by the Company for Cause or by you without Good Reason, you will only receive the Accrued Obligations and the Other Benefits; provided, however, that in the event of a termination by you without Good Reason, you shall also be entitled to the Prior Year Bonus.
3.Upon a termination of employment due to your death or Disability, you or your representatives shall be entitled to the Accrued Obligations, the Other Benefits, the Prior Year Bonus, the Pro-Rata Bonus, and full and immediate vesting of the Initial Stock Option and the Initial RSU Grant.
4.Upon a termination of employment that occurs as a result of the expiration of the Term, you shall be entitled to the Accrued Obligations, the Other Benefits, the Prior Year Bonus, and the Pro-Rata Bonus.
(e)Severance Related to a Change in Control. If within 24 months following a Change in Control or within 120 days prior to a 409A Change in Control (in lieu of the payments and benefits in Section 4(d)):
1.Your employment is terminated by the Company without Cause or by you for Good Reason, you will be entitled to receive:
(A)the Accrued Obligations, Prior Year Bonus, the Base Severance (reduced by any amount of the Base Severance paid pursuant to Section 4(d) prior to a 409A Change in Control, if applicable), the COBRA Benefit and the Other Benefits;

(B)an additional lump sum payment equal to the sum of (i) the sum of your Base Salary and (ii) an amount equal to six times the monthly premium (both the employer and employee portions) for COBRA continuation coverage under the Company’s health, dental and vision plans, payable in a single lump sum on the later of (i) the 120th day after the date of termination or (ii) if the Change in Control is a 409A Change in Control, the date of the 409A Change in Control;
(C)any annual bonus related to the fiscal year in which the termination occurs calculated based on achievement of 100% of your target bonus opportunity provided in Section 3(c), prorated for the number of days of your employment in the fiscal year in which the termination occurs (the “Pro-Rata CIC Bonus”), payable in a single lump sum at the same time as such payment would be made if you continued to be employed by the Company; and
(D)full and immediate vesting of the Initial Stock Option and the Initial RSU Grant.
2.Upon a termination of your employment prior to the end of the Term by the Company for Cause or by you without Good Reason, you will only receive the Accrued Obligations and the Other Benefits; provided, however, that in the event of a termination by you without Good Reason, you shall also be entitled to the Prior Year Bonus.
3.If your employment terminates due to your death or Disability, you or your representatives shall be entitled to the Accrued Obligations, the Prior Year Bonus, the Pro-Rata CIC Bonus, and the full and immediate vesting of the Initial Stock Option and the Initial RSU Grant.
4.Upon a termination of employment in connection with the expiration of the Term, you shall be entitled to the Accrued Obligations, the Other Benefits, the Prior Year Bonus and the Pro-Rata CIC Bonus.
(f)Related Definitions.
1.“Good Reason” means any of the following events, without your express written consent, unless such events are corrected by the Company within 30 days after you give notice (as provided in Section 4(b)(2)):
(A)A material diminution in your Base Salary or target bonus opportunity provided in Sections 3(a) and (c);
(B)Relocation of your location of employment outside of the Kansas City, Missouri metropolitan area;
(C)After the CEO Date, a material diminution in your responsibilities, duties, or authority as President and Chief Executive Officer of Block (other than during any period of mental or physical disability), or a requirement to report to anyone other than the Board

(but, if Block becomes a subsidiary of another entity, “Board” shall be deemed to refer to the board of directors (or other governing body) of the ultimate parent entity of Block); or
(D)Any other action or inaction that constitutes a material breach by the Company of this Agreement.
If you do not give timely notice, as provided in Section 4(b)(2), after an event constituting Good Reason has occurred, the event will no longer constitute Good Reason.
2.“Change in Control” shall have the meaning set forth in the 2013 Plan.
3.“409A Change in Control” shall mean a Change in Control that constitutes a “change in control” under Code Section 409A (regarding change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation).
4.“Disability” means your absence from your material duties and responsibilities with the Company for 130 business days in any consecutive 12 months as a result of incapacity due to mental or physical illness or injury.
(g)Resignations. Upon any termination of your employment with the Company for any reason, you agree to promptly resign as a director of Block and from any other offices, directorships, trusteeships, committee memberships and fiduciary capacities held with, or on behalf of, Block and/or any Affiliate. You shall promptly execute any further documentation thereof as requested by the Company and, if you are to receive any payments from the Company, execution of such further documentation shall be a condition thereof.
(h)No Duplication of Benefits. Any termination payments made and benefits provided under this Agreement to you shall be in lieu of any other severance payments or benefits for which you may be eligible under any of the plans, policies or programs of Block and/or any Affiliate or under the Worker Adjustment Retraining Notification Act of 1988 or any similar state statute or regulation. In the event any plan or grant provides for better treatment as to equity on a termination of employment than that provided herein, such better provision shall apply.

5.	Confidentiality
(a)Background and Relationship of Parties. The parties hereto acknowledge (for all purposes including, without limitation, Sections 5 and 6 of this Agreement) that Block, the Company or Affiliates (collectively, the “Block Companies” and each individually, a “Block Company”) have been and will be engaged in a continuous program of acquisition and development respecting their businesses, present and future, and that, in connection with your employment by the Company, you will be expected to have access to all information of value to the Block Companies and that your employment creates a relationship of confidence and trust between you and Block with respect to any information applicable to the businesses of the Block Companies. You will possess or have unfettered access to information that has been created, developed, or acquired by the Block Companies or otherwise become known to the Block Companies and which has commercial value in the businesses in which the Block Companies have been and will be engaged and has not been publicly disclosed by the Block Companies. All information described above is hereinafter called “Proprietary Information.” By way of illustration, but not limitation, Proprietary Information includes trade secrets, customer lists and information, employee lists and information, developments, systems, designs, software, data bases, know-how, marketing plans, product information, business and financial information and plans, strategies, forecasts, new products and services, financial statements, budgets, projections, prices, and acquisition and disposition plans. Notwithstanding anything herein to the contrary, Proprietary Information does not include any portions of such information which are now or hereafter become publicly known other than by you in violation of this Agreement.
(b)Proprietary Information is Property of Block.
1.All Proprietary Information is the sole property of the Block Company and its assignees, and the Block Company is the sole owner of all patents, copyrights, trademarks, names and other rights in connection therewith and without regard to whether the Block Company is at any particular time developing or marketing the same. You hereby assign to the Block Companies any rights you may have or may acquire in such Proprietary Information. At all times during and after your employment with the Company or any other Block Company, you will keep in strictest confidence and trust all Proprietary Information and you will not use or disclose any Proprietary Information without the written consent of Block, except in the ordinary course of performing duties as Chief Executive Officer and President of the Company and/or Block, or as may be required by law, regulation or the order of any court or governmental authority or other legal process.
2.In the event of any termination of your employment hereunder, you will promptly deliver to the Block Companies all copies of all documents, notes, drawings, programs, software, specifications, documentation, data, Proprietary Information, and other materials and property of any nature belonging to the Block Companies and obtained during the course of your employment with the Company. In addition, upon such termination, you will not remove from the premises of the Block Companies any of the foregoing or any reproduction of any of the foregoing or any Proprietary Information that is embodied in a tangible medium of expression.
3.Notwithstanding anything to the contrary set forth herein, the Company hereby acknowledges and agrees that (A) you may retain, as your own property, copies of your individual personnel documents, such as payroll and tax records and similar personal records, and your rolodex and similar address book (electronic or otherwise) and (B) to the extent you use your personal electronics and/or mobile phone number in the performance of your duties to the Company, you shall retain such personal electronics and/or mobile phone number as your own at all times during the Term and following the termination of your employment for any reason.
(c)Protected Rights. Notwithstanding any other provision of this Agreement, nothing herein prevents you from filing a charge or complaint with, or from participating in an investigation or proceeding conducted by, the Equal Employment Opportunity Commission, National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state or local agency charged with the enforcement of any laws, including providing documents or other information. Notwithstanding your agreement to keep in confidence and trust any Proprietary Information and not to use or disclose any Proprietary Information, you, as provided by the Federal Defend Trade Secrets Act, will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of Proprietary Information made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, without informing Company prior to any such disclosure, if you file a lawsuit against a Block Company for retaliation for reporting a suspected violation of law, you may disclose Proprietary Information to your attorney and use the Proprietary Information in the court proceeding or arbitration, provided you file any document containing the Proprietary Information under seal and do not otherwise disclose the Proprietary Information, unless required by court order.

6.	Covenants
(a)General. The parties hereto acknowledge that, during the course of your employment by the Company, you will have access to information valuable to the Company, Block and/or Affiliates concerning the employees of the Block Companies (“Block Employees”) and, in addition to your access to such information, you may, during (and in the course of) your employment by the Company, develop relationships with such Block Employees whereby information valuable to the Block Companies concerning the Block Employees was acquired by you. Such information includes, without limitation, the identity, skills and performance levels of the Block Employees, as well as compensation and benefits paid by the Block Companies to such Block Employees. You agree and understand that it is important to protect the Block Companies and their employees, agents, directors, and clients from the unauthorized use and appropriation of Block Employee information, Proprietary Information and trade secret business information developed, held, or used by the Block Companies, and to protect Block, the Company and Affiliates and their employees, agents, directors and customers you agree to the covenants described in this Section 6.
(b)Non-Hiring. During the Term, and for a period of two years after your last day of employment with the Company, you may not directly or indirectly recruit, solicit, or hire any Block Employee or otherwise induce any such Block Employee to leave the employment of a Block Company to become an employee of or otherwise be associated with any other party or with you or any company or business with which you are or may become associated. Notwithstanding the foregoing, the restrictions in this Section 6(b) shall not apply with regard to (i) general solicitations that are not specifically directed to Block Employees but the restrictions shall still apply to the hiring of any person who responds to such general solicitation), (ii) serving as a reference at the request of an employee or (iii) actions taken in the good faith performance of your duties for and/or for the benefit of the Block Companies. The running of the applicable no-hire period will be suspended and shall not apply during any period of violation and/or any period of time during which litigation to enforce this covenant is pending, but only to the extent the Company prevails in such litigation; provided, that, to the extent the Company prevails in such litigation, the applicable period shall apply for not more than the number of days following the conclusion of such litigation equal to the difference between 730 and the number of days (but not in excess of 730) from the date of termination until the date on which such litigation commenced.
(c)Non-Solicitation. During the Term, and for a period of two years after your last day of employment with the Company, you may not directly or indirectly solicit or enter into any business arrangement with any person or entity which is, at the time of the solicitation and when your employment termination ceased or within 6 months thereof, a significant customer of a Block Company, for the purpose of engaging in any business transaction of the nature performed by the Block Company, or contemplated to be performed by a Block Company, for such customer; provided that. this Section 6(c) will only apply to customers for whom you personally provided services while employed by the Company or an Affiliate; further provided, that the foregoing shall not apply with regard to (i) actions taken in the good faith performance of your duties for the Block Companies, (ii) general solicitations that are not specifically directed to customers or suppliers of a Block Company or (iii) ultimate consumers or taxpayers. The running of the applicable no-solicitation period will be suspended and shall not apply during any period of violation and/or any period of time during which litigation to enforce this covenant is pending, but only to the extent the Company prevails in such litigation; provided, that, to the extent the Company prevails in such litigation, the applicable period shall apply for not more than the number of days following the conclusion of such litigation equal to the difference between 730 and the number of days (but not in excess of 730) from the date of termination until the date on which such litigation commenced.
(d)Non-competition. During the Term and for a two year period following your last day of employment, you will not, directly or indirectly, engage in, own, or control any interest in (except as a passive investor in less than 1% of the outstanding securities of publicly-held companies), or act as an officer, director or employee of, or consultant, advisor or lender to, any firm, corporation, partnership, limited liability company, institution, business or entity that is competitive with a material business activity of the Block Companies, which are, as follows: (i) tax preparation services, (ii) assisted and digital (including software) tax services, (iii) accounting and small business tax services and (iv) any other business activity of the Block Companies, which represents more than 5% of the Block Companies’ consolidated gross annual revenue or consolidated net assets, as of your last day of employment (each, a “Competitive Activity”). Notwithstanding the foregoing, the provisions of this Section 6(d) shall not be violated if you provide services to an entity (after your last day of employment) that is engaged in a Competitive Activity where less than 5% of the consolidated gross annual revenues or consolidated net assets of such competitive entity (as of your last day of employment) is attributable to a Competitive Activity and you do not provide any material strategic, day-to-day operational, or other direct services to any such competitive entity (or any subsidiary, division, segment or unit thereto) regarding a Competitive Activity. For the avoidance of doubt, this Section 6(d) shall not prohibit you from future employment with a business entity in the retail or e-commerce industry that sells tax preparation software among hundreds of other products, a financial institution that provides incidental tax preparation services to its banking, trust, or wealth management customers, or a consulting entity that does not provide tax preparation services, so long as you do not provide any strategic, day-to-day operational, or other direct services to any such competitive entity (or any subsidiary, division, segment or unit thereto) regarding a Competitive Activity. You recognize that irreparable injury to a Block Company would result from your violation of this Section 6(d), and therefore, you agree that in the event of any such violation, whether threatened or actual, the Company shall be entitled to injunctive relief to prohibit or restrain such violation in addition to all other remedies available at law or equity. You agree that no bond need be filed in connection with any request by the Company for injunctive relief.  In addition to any injunctive relief, you acknowledge that the Company is entitled to damages for any and all violations of this Section 6(d).  The running of the applicable noncompete period will be suspended and shall not apply during any period of violation and/or any period of time during which litigation to enforce this covenant is pending, but only to the extent the Company prevails in such litigation; provided, that, to the extent the Company prevails in such litigation, the applicable period shall apply for not more than the number of days following the conclusion of such litigation equal to the difference between 730 and the number of days (but not in excess of 730) from the date of termination until the date on which such litigation commenced.
(e)No Conflicts. You represent in good faith that, to the best of your knowledge, based on the current business of the Block Companies, your performance of all the terms of the Agreement will not breach any agreement to which you are or were a party and which requires you to keep any information in confidence or in trust. You have not brought and will not bring to the Block Companies nor will you knowingly use in the performance of employment responsibilities at the Block Companies any proprietary materials or documents of a former employer that are not generally available to the public, unless you have obtained express written authorization from such former employer for their possession and use. You have not and will not knowingly breach any obligation of confidentiality that you may have to former employers.
(f)Reasonableness of Restrictions. You and the Company acknowledge that the restrictions contained in this Agreement are reasonable, but should any provisions of any section of the Agreement be determined to be invalid, illegal, or otherwise unenforceable or unreasonable in scope by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement will not be affected thereby and the provision found invalid, illegal, or otherwise unenforceable or unreasonable will be considered by the Company and you to be amended as to scope of protection, time or geographic area (or any one of them, as the case may be) in whatever manner is considered reasonable by that court and, as so amended, will be enforced.
(g)Cooperation. During the period of your employment hereunder and thereafter, you agree to reasonably assist and cooperate with the Block Companies (and their outside counsel) at mutually convenient times and places in connection with the defense or prosecution of any claim that may be made or threatened against or by a Block Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving a Block Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other regulatory body or agency, including preparing for and testifying in any proceeding to the extent such claims, investigations or proceedings materially relate to services performed or required to be performed by you, or pertinent knowledge possessed by you, in each case, other than any such proceeding in which you and a Block Company are adverse parties to one another or are reasonably likely to be or which relate to matters exclusively related to the period after termination of your employment with the Company. Upon presentment to the Company of appropriate documentation, the Company will pay directly or reimburse you for the reasonable out-of-pocket expenses (including, but not limited to, reasonable attorneys’ fees) incurred as a result of such cooperation.
(h)Survival. The obligations contained in Section 5, Section 6 and Section 7(e) shall survive the termination or expiration of the Term and your employment by the Company and shall be fully enforceable thereafter.

7.	Miscellaneous
(a)Block’s Rights. The parties hereto agree that Block is a beneficiary as to the obligations imposed upon you under this Agreement and as to the right and privileges to which the Company is entitled pursuant to this Agreement, and that Block is entitled to all of the rights and privileges associated with such status.
(b)Release required for any Severance Benefits. The Company’s obligation to make any payment of any amounts or provide any benefits to you under Section 4(d) or 4(e) hereof (other than the Accrued Obligations and the Other Benefits) is contingent upon your execution and delivery to the Company of a Release in favor of the Company and Block in the form attached as Exhibit C hereto (the “Release”). Such Release shall be executed and delivered (and no longer subject to revocation) within 60 days following termination; provided, however, that with respect to any payment subject to the Release that is (a) paid in installments that would otherwise commence prior to the 60th day after the date of termination, the first payment of any such payment shall be made on the 60th day after the date of termination, and will include payment of any amounts that were otherwise due prior thereto, or (b) paid in a lump sum that would otherwise be paid prior to the 60th day after the date of termination, such payment shall be made on the 60th day after the date of termination.
(c)Block Obligation. Block and the Company hereby agree to be jointly and severally liable for the performance of all obligations and duties of the entities hereunder and the payment of all amounts and provision of all benefits due to you under this Agreement.
(d)Entire Agreement. This Agreement, along with the Initial Option Agreement and Initial RSU Agreement, supersedes all previous employment agreements, whether written or oral between you and the Company and constitutes the entire agreement and understanding between the Company and you concerning the subject matter hereof. No modification, amendment, termination or waiver of this Agreement will be binding unless in writing and signed by you and a duly authorized officer of the Company and/or Block. Failure of the Company, Block, or you to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such terms, covenants and conditions. If, and to the extent that, any other written or oral agreement between you and Company or Block is inconsistent with or contradictory to the terms of this Agreement, the terms of this Agreement will apply.

(e)Specific Performance. The parties hereto acknowledge that money damages alone will not adequately compensate the Company or Block or you for breach of any of the covenants and agreements set forth in Sections 5 and 6 herein and, therefore, in the event of the breach or threatened breach of any such covenant or agreement by either party, in addition to all other remedies available at law, in equity or otherwise, a wronged party will be entitled to injunctive relief compelling specific performance of (or other compliance with) the terms hereof.
(f)Successors and Assigns. This Agreement is binding upon and will inure to the benefit of you and your heirs, executors, assigns and administrators or your estate and property and the Company, Block, and their successors and permitted assigns. You may not assign or transfer to others the obligation to perform your duties hereunder. The Company may assign this Agreement to an Affiliate with your consent, which consent shall not be unreasonably withheld, in which case, after such assignment, the “Company” means the Affiliate to which this Agreement has been assigned. Block may not assign this Agreement to a non-Affiliate other than to a successor to all or substantially all of its business and then only upon such assignee’s delivery to you of a written assumption of this Agreement. The obligations of the Company and/or Block under this Agreement shall be the binding legal obligations of any successor to the Company and/or Block by merger, consolidation or otherwise, and in the event of a sale of the Company and/or Block or any business combination or transaction that results in the transfer of all or substantially all of the assets or business of the Company and/or Block, the Company and/or Block will cause the transferee to assume the obligations of the Company and/or Block under this Agreement.
(g)Withholding Taxes. From any payments due hereunder to you from the Company, there will be withheld amounts required to satisfy liabilities for federal, state, and local taxes and withholdings. In addition, the Company agrees that except as would violate applicable securities law or any Company policy, (i) you shall be permitted to sell Shares in order to satisfy any such taxes and withholding obligations; (ii) any required tax withholding obligations on your equity compensation awards in respect of Shares may be satisfied by reducing the number of Shares otherwise payable under such award by an amount of such Shares having a fair market value equal to the amount of such tax withholding obligations; and (iii) the required tax withholding obligations in connection with vesting of the Initial RSU Grant shall be satisfied automatically by reducing the number of Shares otherwise payable in connection with such vesting by an amount of Shares otherwise subject to the Initial RSU Grant having a fair market value equal to the amount of such tax withholding obligations. With respect to the Initial RSU Grant, a sufficient number of RSUs shall be settled and paid from the Initial RSU Grant, upon each respective vesting date to pay (1) the Federal Insurance Contributions Act (“FICA”) tax imposed under Code Sections 3101, 3121(a), and 3121(v)(2), and (2) to pay the income tax at source on wages imposed under Code Section 3401 and the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA amount, and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes; provided that, the total number of restricted share units subject to such accelerated settlement and payment shall not exceed the number required to pay the total amount of FICA and the income tax withholding.

(h)Indemnification. To the fullest extent permitted by law and Block’s current Bylaws or any right thereunder, the Company and Block hereby indemnify and hold you harmless, during and after the period of your employment hereunder, from and against all loss, costs, damages, and expenses including, without limitation, legal expenses of counsel selected by the Company to represent your interests (which expenses the Company will, to the extent so permitted, advance to you as the same are incurred), arising out of or in connection with the fact that you are or were a director, officer, attorney, employee or agent of the Company or Block or serving in such capacity for another corporation at the request of the Company or Block, or as a fiduciary of any benefit plan of any of the foregoing. You also shall have the right under the foregoing circumstances to decline the counsel selected by the Company to represent your interests and to select your own counsel or to have your own counsel as co-counsel to the counsel selected by the Company, but the fees incurred with respect to your own counsel will be at your own expense; provided, however, that if it is reasonably likely that there may be a conflict of interest with the Company or Block, then the Company shall pay or reimburse any of the fees, expenses or other costs incurred by you in respect of your own counsel. Subject to the foregoing, the indemnification provided in this Section 7(h) will not apply to any loss, costs, damages, and expenses arising out of or relating in any way to your employment by any former employer or the termination of any such employment.
(i)D&O Insurance. The Company and Block shall cover you under directors and officers liability insurance both during and, while potential liability exists, during and after the Term on the most favorable terms as provided to any current or former director or executive officer of the Company or Block.
(j)Legal Expenses. The Company will directly pay your legal fees and expenses incurred in connection with preparation of this Agreement not to exceed $50,000 within 30 days after receipt of an invoice. In the event of any dispute with the Company under this Agreement, your legal fees and expenses will be paid by the Company if you prevail on any material issue in the dispute.
(k)No Duty to Mitigate. You shall have no duty to attempt to mitigate the level of benefits payable by the Company to you hereunder and the Company shall not be entitled to set off against the amounts payable hereunder any amounts received by you from any other source, including any subsequent employer. The Company shall be permitted to offset any amount that you owe the Company against any amounts due to you by Block, the Company, or their Affiliates under this Agreement; provided that, any such set-off shall not be permitted (i) except as to any amounts acknowledged by you or a final court judgment that such amounts are due from you to Block, the Company or such Affiliates, or (ii) against any non-qualified deferred compensation under Code Section 409A.
(l)Mutual Nondisparagement.
1.During the Term and for two years thereafter, you agree not to, with intent to damage, disparage or encourage or induce others to disparage any of the Block Companies or its officers or directors as of the date of termination of your employment (the “Company Parties”). For purposes of this 7(l)(1), the term “disparage” includes, without limitation, comments or statements to the press, to the employees of the Block Companies or to any individual or entity with whom a Block Company has a business relationship (including, without limitation, any vendor, supplier, customer or distributor), or any public statement, that in each case is intended to, or can be reasonably expected to, damage any of the Company Parties in more than a de minimis manner. Notwithstanding the foregoing, nothing in this Section 7(l) shall prevent you from (i) making any truthful statement to the extent, but only to the extent (A) necessary with respect to any litigation, arbitration or mediation involving this Agreement, including, but not limited to, the enforcement of this Agreement, in the forum in which such litigation, arbitration or mediation properly takes place or (B) required by law, legal process or by any court, arbitrator, mediator, or administrative or legislative body (including any committee thereof) with apparent jurisdiction over you, (ii) making normal competitive statements during any period after the termination of your employment, (iii) making any statements in the good faith performance of your duties to Company, and (iv) rebutting any statements made by the Block, the Company, or their Affiliates or their respective officers, directors, employees or other service providers.
2.During the Term and for two years thereafter, the Company agrees that none of the Block Companies nor its officers or directors shall, with intent to damage, disparage or encourage or induce others to disparage you; provided that, the foregoing shall not apply to: (i) truthful statements to the extent, but only to the extent (A) necessary with respect to any litigation, arbitration or mediation involving this Agreement, in the forum in which such litigation, arbitration or mediation properly takes place or (B) required by law, legal process or by any court, arbitrator or mediator or legislative body (including the committee thereof) with apparent jurisdiction over the Block Company or the applicable officer or director; (ii) normal competitive statements during any period after the termination of your employment, or (iii) rebuttals of any statements made by you. For purposes of this Section 7(l)(2), the term “disparage” includes, without limitation, comments or statements to the press or to any individual or entity with whom you have a business relationship, or any public statement, that in each case is intended to, or can be reasonably expected to, damage you in connection with your then current or future employment or business relationships.
(m)Clawback. If Block is required to restate its financial results due for Fiscal Year 2018 or thereafter while you are Chief Executive Officer of Block due to material noncompliance with financial reporting requirements under United States federal securities laws as a result of misconduct or error (as determined in good faith by the Audit Committee or by the full Board), Block may (but shall not be required to), in the good faith discretion of the Committee, take action to recoup from you all or any portion of any performance-based or other incentive-based compensation, and profits realized from the sale of Shares (each such amounts shall be referred to as an “Award”) received as equity compensation by you, the amount of which had been determined in whole or in part upon performance goals relating to the restated financial results, or upon the Fair Market Value of Shares, regardless of whether you engaged in any misconduct or were at fault or responsible in any way for causing the need for the restatement. In such an event, the Company, Block or any Affiliate shall be entitled to recoup up to the amount, if any, by which the Award, or the Fair Market Value of the Shares, actually received by you exceeded the payment or Fair Market Value, as applicable, that would have been received based on the restated financial results, and any profits from the sale of Shares transferred pursuant to an Award in excess of the profits that would have been received based on the restated financial results. The Company’s, Block’s and each Affiliate’s right of recoupment shall apply only if demand for recoupment is made not later than three years following the payment of the applicable Award. Any recoupment shall be made net of any taxes you paid (to the extent such taxes may not be reasonably recovered by you) on the compensation subject to recoupment. You acknowledge that you are aware of the provision of Section 304 of the Sarbanes-Oxley Act of 2002 and the right of the United States Securities and Exchange Commission with respect thereto. For purposes of this paragraph 7(m), “Fair Market Value” means, as of any given date, (i) if the Shares are listed on the New York Stock Exchange (or another U.S. national securities exchange), the closing price on the date at issue, or if there is no closing price on such date, the closing price on the last preceding day for which there was a closing price; or (ii) if the Shares are not listed on the New York Stock Exchange (or another U.S. national securities exchange), a value determined by the reasonable application of a reasonable valuation method as determined by the Committee in accordance with Section 409A of the Code. To the extent future laws or applicable stock exchange listing standards require more expansive clawback provisions, such provisions shall be automatically incorporated into this Agreement and, to the extent more onerous, be deemed to supersede the current provisions of this Section 7(m). You agree that you will also be subject to any claw-back policy that is adopted by the Board in consultation with you that is applicable to officers of the Company and Block.
(n)Notices. All notices required or desired to be given hereunder must be in writing and will be deemed served and delivered if delivered in person or mailed, postage prepaid to you at: your address than on file with the Company’s payroll department and to Michael Melbinger at: Winston & Strawn LLP, 35 W. Wacker, Chicago, IL 60601 and to the Company at: HRB Professional Resources LLC, c/o H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105, Attn: Corporate Secretary; or to such other address and/or person designated by either party in writing to the other party. Any notice given by mail will be deemed given as of the date it is so mailed and postmarked or received by a nationally recognized overnight courier for delivery.
(o)Counterparts. This Agreement may be signed in counterparts and delivered by facsimile transmission confirmed promptly thereafter by actual delivery of executed counterparts.
(p)Section 409A. It is intended that this Agreement will comply with, or be exempt from, Section 409A of the Code and any regulations and guidelines promulgated thereunder (collectively, “Section 409A”), to the extent the Agreement is subject thereto, and the Agreement shall be interpreted on a basis consistent with such intent. Notwithstanding any provision to the contrary in this Agreement, if you are deemed on the date of your “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any payment or benefit that is considered non-qualified deferred compensation under Section 409A payable on account of a “separation from service” that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code (after taking into account any applicable exceptions to such requirement), such payment or benefit shall be made or provided on the date that is the earlier of (i) the expiration of the six month period measured from the date of your “separation from service,” or (ii) the date of your death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 7(p) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to you in a lump sum and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. Notwithstanding any provision of this Agreement to the contrary, for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment that are considered deferred compensation under Section 409A, references to your “termination of employment” (and corollary terms) with the Company shall be construed to refer to your “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company. With respect to any reimbursement or in-kind benefit arrangements of the Company and its Affiliates that constitute deferred compensation for purposes of Section 409A, except as otherwise permitted by Section 409A, the following conditions shall be applicable: (i) the amount eligible for reimbursement, or in-kind benefits provided, under any such arrangement in one calendar year may not affect the amount eligible for reimbursement, or in-kind benefits to be provided, under such arrangement in any other calendar year (provided, that, this clause (i) shall not be violated with regard to expenses reimbursed under any arrangement covered by Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect), (ii) any reimbursement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. Whenever payments under this Agreement are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.
(q)Section 280G “Best-net Approach.” In the event that a Change in Control or other transaction occurs and it is determined that any payment, award, benefit or distribution (including, without limitation, the acceleration of any payment, award, distribution or benefit), by Block or an acquirer of any of the Block Companies, to or for your benefit (whether pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code or any corresponding provisions of state or local excise tax law, or any interest or penalties are incurred by you with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Company shall pay or provide to you the greatest of the following, whichever gives you the greatest net after-tax amount (after taking into account federal, state, local and payroll taxes at your actual marginal rates and the Excise Tax): (1) all of the Payments or (2) Payments not in excess of the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code (the “Safe Harbor Amount”). The Payments to be reduced hereunder, if any, will be determined in a manner which has the least economic cost to you and, to the extent the economic cost is equivalent, will be reduced in the inverse order of when the Payment would have been made to you until the reduction specified herein is achieved. All determinations required to be made under this Section 7(q) shall be made by a certified public accounting firm or executive compensation consulting firm, in either case of national standing (a “Qualified Firm”) as mutually agreed to by the Company and you (or, if the Company and you cannot reach such mutual agreement, each shall select a Qualified Firm and such Qualified Firms shall mutually select a third Qualified Firm) and such selected Qualified Firm shall provide detailed supporting calculations both to the Company and you within 15 business days of the receipt of notice from you that there has been a Payment, or such earlier time as is requested by the Company or you. All fees and expenses of the Qualified Firms (and the third Qualified Firm if one is required to be selected) shall be borne solely by the Company. Any determination by the Qualified Firm shall be binding upon the Company and you, subject to any adjustments required by the Internal Revenue Service. You shall cooperate, to the extent your reasonable out-of pocket expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax.
(r)Arbitration. The parties hereto may attempt to resolve any dispute hereunder informally via mediation or other means. Otherwise, except where seeking injunctive relief compelling specific performance as provided in Section 7(e), any controversy or claim arising out of or relating to this Agreement, or any breach thereof, will be adjudicated only by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration will be held in Kansas City, Missouri, or such other place as may be agreed upon at the time by the parties to the arbitration. Each party shall bear its own fees and expenses in connection with any such arbitration; provided that, in the event you prevail on any material issue in such dispute, the arbitrator(s) shall, in their award, require the Company and Block to pay the costs of arbitration, which will include your reasonable attorneys’ fees and expenses, as well as the arbitrator’s fees and expenses, to you.
(s)Choice of Law. This Agreement will be governed by, construed or enforced in accordance with the Laws of the State of Missouri, excluding any conflicts or law, rule or principle that might otherwise refer to the substantive law of another jurisdiction.
(t)Survival. Upon the expiration or other termination of this Agreement or your termination of employment, the respective rights and obligations of the parties hereto shall survive to the extent necessary to carry out the intentions of the parties under this Agreement, including without limitation, Sections 5, 6 and 7.

[Signature Page Follows]

Very truly yours,

HRB Professional Resources LLC

/s/ Thomas A. Gerke
Name: Thomas A. Gerke
Title: President

H&R Block, Inc.

/s/ Thomas A. Gerke
Name: Thomas A. Gerke
Title: General Counsel and Chief Administrative Officer

August 21, 2017
BY SIGNING THIS AGREEMENT, I HEREBY CERTIFY THAT I (A) HAVE RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE SIGNING IT, (B) HAVE READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT, (C) HAVE HAD SUFFICIENT OPPORTUNITY TO REVIEW THE AGREEMENT WITH ANY ADVISOR I DESIRED TO CONSULT, INCLUDING LEGAL COUNSEL, (D) HAVE HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING IT TO ASK ANY QUESTIONS ABOUT THIS AGREEMENT AND HAVE RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS, AND (E) UNDERSTAND MY RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT.

Accepted and agreed to:

/s/ Jeffrey J. Jones II
Jeffrey J. Jones II

August 21, 2017

EXECUTION COPY

EXHIBIT A
H&R BLOCK, INC.
2013 LONG TERM INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION
AWARD AGREEMENT
This Award Agreement is entered into by and between H&R Block, Inc., a Missouri corporation (“H&R Block”), and Jeffrey J. Jones II (“Participant”) (the “Award”).
WHEREAS, H&R Block provides certain incentive awards to key employees of subsidiaries of H&R Block under the H&R Block, Inc. 2013 Long Term Incentive Plan (the “Plan”);
WHEREAS, Participant has been selected by the Board, the Committee, or the Chief Executive Officer of H&R Block to receive an Award under the Plan;
WHEREAS, consummation of this Award is conditioned upon Participant’s execution of this Award Agreement within 180 days of August 21, 2017 (the “Grant Date”), wherein Participant agrees to abide by certain terms and conditions authorized by the Committee; and
WHEREAS, this Award shall constitute the “Initial Stock Option” under, and as defined in, the Employment Agreement among H&R Block Management, LLC, H&R Block and Participant, dated August 21, 2017 (the “Employment Agreement”).
NOW THEREFORE, in consideration of the parties’ promises and agreements set forth in this Award Agreement, the sufficiency of which the parties hereby acknowledge,
IT IS AGREED AS FOLLOWS:
1.    Stock Option.
1.1    Grant of Stock Option. As of the Grant Date, H&R Block grants Participant the right and option to purchase 273,905 shares of Common Stock (this “Stock Option”). This Stock Option is not an “incentive stock option” as defined in Code Section 422(b).
1.2    Option Price. The price per share of Common Stock subject to this Stock Option is $29.73, which is the Closing Price on the Grant Date (the “Option Price”).
1.3    Vesting Conditions. In order to become vested in any or all of the Stock Option, Participant must remain continuously employed with Company through the applicable Vesting Date as set forth in Section 1.4 or Section 1.5. Except as otherwise provided in this Award Agreement or the Employment Agreement, the terms of which are incorporated herein, if Participant’s employment with Company terminates before a Vesting Date for any reason other than those set forth in Section 1.5 and the Employment Agreement, then the unvested portion of the

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Stock Option, if any, shall be forfeited by Participant, and Participant shall have no right to purchase shares of Common Stock related thereto.
1.4    Vesting Dates. Subject to Section 1.3, this Stock Option shall vest on the dates noted below (each, a “Vesting Date”) and become exercisable in installments, which shall be cumulative, with regard to the percentage of the number of shares of Common Stock subject to this Stock Option indicated next to each Vesting Date set forth in the table below:

Vesting Date	Percent of Stock Option Subject to Vesting on Such Vesting Date

First Anniversary of the Grant Date	33-1/3%

Second Anniversary of the Grant Date	33-1/3%

Third Anniversary of the Grant Date	33-1/3%

If the percentage of the aggregate number of shares of Common Stock subject to this Award Agreement scheduled to vest on a Vesting Date is not a whole number of shares, then the number vesting on such Vesting Date shall be rounded up or down to the nearest whole number of shares for each Vesting Date in accordance with the administrative systems established by Company’s third-party stock plan administrator, except that the amount vesting on the final Vesting Date shall be such that 100% (and for the avoidance of doubt, no more than 100%) of the aggregate number of shares of Common Stock subject to this Award Agreement shall be cumulatively vested as of the final Vesting Date.
1.5    Acceleration of Vesting. Notwithstanding Section 1.4, this Stock Option shall vest and become exercisable in accordance with the terms and conditions of the Employment Agreement upon Participant's Termination of Employment. All unvested portions of this Stock Option shall be forfeited on the 120th day following Participant’s Termination of Employment unless a 409A Change in Control (as defined in the Employment Agreement) shall occur during such 120-day period.
1.6    Term of Option. No portion of this Stock Option may be exercised after August 21, 2027 (the “Expiration Date”). If a Termination of Employment occurs, for any reason other than a Cause Termination, subject to Section 2.3 of this Agreement, Participant (or the person or persons to whom Participant’s rights under this Award Agreement pass by Participant’s will or laws of descent and distribution, as applicable in the case of death) may exercise any vested portion of this Stock Option at any time for a period of up to five (5) years after Participant’s Last Day of Employment, but in no event after the Expiration Date. Upon a Cause Termination, the unvested portions of this Stock Option shall terminate and be forfeited upon Participant’s Last Day of Employment.
1.7    Exercise of Stock Option. This Stock Option shall be exercisable by Participant by giving notice of exercise to Company, in the manner specified by Company, specifying the number of whole shares to be purchased, and accompanied by full payment of the purchase price. The right to purchase shall be cumulative, so that the full number of shares of Common Stock

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that become purchasable at any time need not be purchased at such time, but may be purchased at any time or from time to time thereafter (but before the termination of this Stock Option).
1.8    Payment of the Option Price. Full payment of the Option Price for shares purchased shall be made at the time Participant exercises this Stock Option. Payment of the aggregate Option Price may be made in (a) cash (which may include same day sales through a broker), (b) by delivery of Common Stock (with a value equal to the Closing Price of Common Stock on the last trading date preceding the date on which this Stock Option is exercised), or (c) a combination thereof.
1.9    No Shareholder Privileges. Neither Participant nor any person claiming under or through him shall be, or have any of the rights or privileges of, a shareholder of H&R Block (including the right to vote shares or to receive dividends) with respect to any of the Common Stock issuable upon the exercise of this Stock Option, unless and until such shares of Common Stock shall have been duly issued and delivered to Participant as a result of such exercise of any vested portion of this Stock Option. No dividend equivalents shall be issued with respect to this Stock Option.
2.    Covenants.
2.1    Consideration for Award under the Plan. Participant acknowledges that Participant’s agreement to Sections 5 and 6 of the Employment Agreement is a key consideration for the Award made under this Award Agreement. Participant hereby agrees to abide by the covenants set forth in Sections 5 and 6 of the Employment Agreement.
2.2    Forfeiture of Rights. Notwithstanding anything herein to the contrary, if Participant materially violates any provisions of Sections 5 and 6 of the Employment Agreement, Participant shall forfeit all rights to payments or benefits pursuant to Section 2.3. Any portion of this Stock Option that remains unexercised on such date shall terminate, be forfeited and be incapable of vesting.
2.3    Remedies. Notwithstanding anything herein to the contrary, if Participant materially violates any provisions of Sections 5 and 6 of the Employment Agreement, whether before, on or after any settlement of an Award under the Plan, then Participant shall promptly pay to Company an amount equal to the aggregate Amount of Gain Realized by Participant on all Common Stock received pursuant to this Award Agreement (including upon exercise of this Stock Option) after a date commencing one (1) year before Participant’s Last Day of Employment; provided, however, to the extent the violation occurs before the exercise of this entire Stock Option, all rights to payments or benefits under the Plan and all unexercised portions of this Stock Option shall terminate, be forfeited and be incapable of vesting. Participant shall pay Company within sixty (60) business days after the date of any written demand by Company to Participant.
2.4    Remedies Payable. Participant shall pay the amounts described in Section 2.3 in cash or as otherwise determined by Company.

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2.5    Remedies without Prejudice. The remedies provided in this Section 2 shall be without prejudice to the rights of Company to recover any losses resulting from the applicable conduct of Participant, and shall be in addition to any other remedies Company may have, at law or in equity, resulting from such conduct.
2.6    Survival. Participant’s obligations in this Section 2 shall survive and continue beyond settlement of all Awards under the Plan and any termination or expiration of this Award Agreement for any reason.
3.    Non-Transferability of Award. This Award (including all rights, privileges and benefits conferred under such Award) shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this Award, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment, or similar process upon the rights and privileges hereby granted, then and in any such event this Award and the rights and privileges hereby granted shall immediately become null and void.
4.    Miscellaneous.
4.1    No Employment Contract. This Award Agreement does not confer on Participant any right to continued employment for any period of time, and is not an employment contract.
4.2    Clawback. If a restatement of H&R Block’s financial results occurs and (a) the vesting or the Amount of Gain Realized with respect to any portion of this Award, or (b) the vesting or issuance of performance-based Shares pursuant to any other award granted under the Plan or any other company-sponsored equity compensation plan, or (c) any other cash compensation received by Participant pursuant to a Company-sponsored incentive plan, would not have occurred, been paid or would have been reduced if the results represented by the restatement were known as of the time of the original issuance of the financial results, Participant may be required to reimburse Company for the Amount of Gain Realized related to this Award.
4.3    Adjustment of Shares. If any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affects the Common Stock or the value thereof, the Committee shall make such adjustments and other substitutions to this Award Agreement as the Committee determines necessary or appropriate to prevent dilution or enlargement of benefits or potential benefits intended to be made available under this Award Agreement, in a manner the Committee deems equitable or appropriate, taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, and in the number, class, kind and option or exercise price of securities subject to the Award Agreement (including, if the Committee deems appropriate, the substitution of awards denominated in the shares of another company).

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4.4    Merger, Consolidation, Reorganization, Liquidation, etc. If H&R Block shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, all Plan awards outstanding on the effective date of the consummation of the transaction shall be treated in the manner the Committee, in its discretion, deems equitable and appropriate after taking into consideration relevant facts, including the accounting and tax consequences. Such treatment need not treat all Awards (or all portions of an Award) in an identical manner. Such treatment may include, but is not limited to, the substitution of new Awards, or for any Awards then outstanding, the assumption of any such Awards or the cancellation of such Awards for a payment to Participant in cash or other property in an amount equitably determined by the Committee (and, for the avoidance of doubt, such cancellation may be without any payment to Participant in the event the Committee determines that the intrinsic value of the Award is zero or negative). Any such arrangements shall be binding upon Participant and any action taken under this Section 4.4 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.
4.5    Interpretation and Regulations. The Committee shall have the full power and authority provided under Section 4.2 of the Plan and provided by delegation by the Board, subject to the terms of the Plan, and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board. Such power and authority shall include, but not be limited to, the power and authority to: (a) interpret and administer the Plan, the Award Agreement, and any instrument or agreement entered into under or in connection with the Plan; (b) correct any defect, supply any omission or reconcile any inconsistency in the Plan or the Award Agreement in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (c) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan and Award; (d) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and Award; (e) determine whether, to what extent and under what circumstances the Award shall be canceled or suspended; and (f) determine, for purposes of the Plan and this Award Agreement, (i) the date and circumstances that constitute a Termination of Employment, and (ii) what constitutes continuous employment with respect to vesting under this Award Agreement. Notwithstanding the foregoing, leaves of absence approved by the Committee or Company or transfers of employment among the subsidiaries of H&R Block shall not be considered an interruption of continuous employment under the Plan, unless otherwise required by Code Section 409A.
4.6    Reservation of Rights. If at any time Company determines that qualification or registration of this Stock Option or any shares of Common Stock subject to this Stock Option under any federal, state or other applicable securities law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of executing an Award or providing a benefit under the Plan, then such action may not be taken, in whole or in part, unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions Company deems unacceptable.
4.7    Withholding of Taxes. Company shall make the delivery of shares of Common Stock pursuant to this Award Agreement net of the employee portion of all federal, state,

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local or foreign taxes required to be paid or withheld as a result of the delivery of shares of Common Stock. Unless otherwise determined pursuant to established procedures pursuant to the Plan, the number of shares of Common Stock withheld shall be based on the Fair Market Value of such shares on the exercise date and the required tax withholding rate for Participant (or such other rate that will not cause an adverse accounting consequence or cost to Company).
4.8    Reasonableness of Restrictions, Severability and Court Modification. Participant and Company agree that the restrictions contained in this Award Agreement are reasonable, but, should any provision of this Award Agreement be determined by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable or unreasonable in scope, the validity, legality and enforceability of the other provisions of this Award Agreement will not be affected thereby, and the provision found invalid, illegal, or otherwise unenforceable or unreasonable will be considered by Company and Participant to be amended as to scope of protection, time or geographic area (or any one of them, as the case may be) in whatever manner is considered reasonable by that court and, as so amended, will be enforced.
4.9    Waiver. The failure of Company to enforce at any time any terms, covenants or conditions of this Award Agreement shall not be construed to be a waiver of such terms, covenants or conditions or of any other provision. Any waiver or modification of the terms, covenants or conditions of this Award Agreement shall only be effective if reduced to writing and signed by both Participant and an officer of H&R Block (other than Participant).
4.10    Plan Control. The terms of this Award Agreement are governed by the terms of the Plan, as it exists on the Grant Date (except to the extent the Plan is amended from time to time and such amendment is intended to have retroactive effect). Except where the Plan expressly permits an award agreement to provide for different terms or as otherwise expressly provided herein, if any provisions of this Award Agreement conflict with any provisions of the Plan, the terms of the Plan shall control.
4.11    Notices. Any notice to be given to Company or election to be made under the terms of this Award Agreement shall be addressed to Company (Attention: Long Term Incentive Department) at One H&R Block Way, Kansas City Missouri 64105, or at such other address or by such other means as Company may hereafter designate in writing to Participant. Any notice to be given to Participant shall be addressed to Participant at the last address of record with Company or at such other address as Participant may hereafter designate in writing to Company. Any such notice shall be deemed to have been duly given when deposited in the United States mail via regular or certified mail, addressed as aforesaid, postage prepaid. Notwithstanding the foregoing, any notice of exercise of an option with respect to the Award shall be deemed to have been received upon the actual date of receipt by Company as provided herein.
4.12    Choice of Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Missouri without reference to principles of conflicts of laws.
4.13    Choice of Forum and Jurisdiction. Participant and Company agree that any proceedings to enforce the obligations and rights under this Award Agreement must be brought in

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the Missouri District Court located in Jackson County, Missouri, or in the United States District Court for the Western District of Missouri in Kansas City, Missouri. Participant agrees and submits to personal jurisdiction in either court. Participant and Company further agree that this Choice of Forum and Jurisdiction is binding on all matters related to Awards under the Plan and may not be altered or amended by any other arrangement or agreement (including an employment agreement) without the express written consent of Participant and H&R Block.
4.14    Compliance with Section 409A. Notwithstanding any provision in this Award Agreement or the Plan to the contrary, this Award Agreement shall be interpreted and administered in accordance with or to be exempt from Code Section 409A and regulations and other guidance issued thereunder (“Section 409A”).
4.15    Attorney’s Fees. Participant and Company agree that in the event of litigation to enforce the terms and obligations under this Award Agreement, the party prevailing in any such cause of action will be entitled to reimbursement of reasonable attorney’s fees.
4.16    Relationship of the Parties. Participant acknowledges that this Award Agreement is between H&R Block and Participant. Participant further acknowledges that H&R Block is a holding company and that Participant is not an employee of H&R Block.
4.17    Headings. The section headings herein are for convenience only and shall not be considered in construing this Award Agreement.
4.18    Amendment. No amendment, supplement, or waiver to this Award Agreement is valid or binding unless in writing and signed on behalf of H&R Block by an officer of H&R Block (other than Participant), and, if materially adverse to Participant, signed by Participant.
4.19    Execution of Agreement. This Award Agreement shall not be enforceable by either party, and Participant shall have no rights with respect to the Awards made hereunder, unless and until it has been (a) signed by Participant within 180 days of the Grant Date, (b) signed on behalf of H&R Block by an officer of H&R Block designated for such purpose by the Board, and (c) returned to H&R Block.
This Award Agreement may be signed by the parties via facsimile or electronic signature, as acceptable to Company, and may be signed by H&R Block via stamped signature.
4.20    WAIVER OF JURY TRIAL. PARTICIPANT KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING, ACTION OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT.
5.    Definitions. Whenever a term is used in this Award Agreement, the following words and phrases shall have the meanings set forth below or as set forth in the Plan unless the context plainly requires a different meaning, and when a defined meaning is intended, the term is capitalized.

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5.1    Amount of Gain Realized. The Amount of Gain Realized shall be equal to the number of shares of Common Stock purchased pursuant to an exercise of this Stock Option multiplied by the difference between the actual market price of one share of Common Stock at the time of exercise and the Option Price; provided, however, to the extent the actual market price of one share of Common Stock at the time of exercise cannot be determined, the Amount of Gain Realized shall be equal to the number of shares of Common Stock purchased pursuant to an exercise of this Stock Option multiplied by the difference between the Fair Market Value of Common Stock on the date of exercise and the Option Price.
5.2    Board. Board means the Board of Directors of H&R Block.
5.3    Cause Termination. Cause Termination means the Company’s involuntary Termination of Employment of Participant for “Cause” as defined in, and pursuant to, the Employment Agreement.
5.4    Closing Price. Closing Price shall mean the last reported market price for one share of Common Stock, regular way, on the New York Stock Exchange (or any successor exchange or stock market on which such last reported market price is reported) on the day in question. If the exchange is closed on the day on which the Closing Price is to be determined or if there were no sales reported on such date, the Closing Price shall be computed as of the last date preceding such date on which the exchange was open and a sale was reported.
5.5    Code. Code means the Internal Revenue Code of 1986, as amended.
5.6    Committee. Committee means the Compensation Committee of the Board.
5.7    Common Stock. Common Stock means the common stock of H&R Block, without par value.
5.8    Company. Company means H&R Block, Inc., a Missouri corporation, and includes its “subsidiary corporations” (as defined in Code Section 424(f)) and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.
5.9    Fair Market Value. Fair Market Value means the Closing Price for one share of Common Stock.
5.10    Last Day of Employment. Last Day of Employment means the date of Participant’s Termination of Employment.
5.11    Stock Option. Stock Option means the right to purchase, upon exercise of a stock option granted under the Plan, shares of Common Stock. The right and option to purchase shares of Common Stock pursuant to this Award Agreement shall not constitute and shall not be treated for any purpose as an “incentive stock option,” as such term is defined in Code Section 422(b).

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5.12    Termination of Employment. Termination of Employment, termination of employment and similar references mean a separation from service within the meaning of Section 409A. If Participant is an employee, Participant will generally have a Termination of Employment if Participant voluntarily or involuntarily terminates employment with Company. A termination of employment occurs if the facts and circumstances indicate that Participant and Company reasonably anticipate that no further services will be performed after a certain date or that the level of bona fide services Participant will perform after such date (whether as an employee, director or other independent contractor) for Company will decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee, director or other independent contractor) over the immediately preceding 36-month period (or full period of services if Participant has been providing services for less than 36 months). For purposes of this Section 5.15, “Company” includes any entity that would be aggregated with Company under Treasury Regulation 1.409A-1(h)(3).
6.    ACKNOWLEDGEMENT OF COVENANTS AND WAIVERS.
6.1    Participant understands and acknowledges that this Award Agreement confers both rights and obligations upon Participant.
6.2    Participant has reviewed this Award Agreement in its entirety and understands that by signing this Award Agreement, Participant agrees to all of its terms, including, but not limited to, Section 2 of this Award Agreement, the Choice of Forum and Jurisdiction, and the Waiver of Jury Trial set forth in Section 4 of this Award Agreement.
6.3    Participant acknowledges that Company has advised Participant to seek his own legal counsel before signing this Award Agreement and that Participant has consulted or has had the opportunity to consult with his personal attorney before executing this Award Agreement.
[Signature Page Follows.]

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In consideration of said Award and the mutual covenants contained herein, the parties agree to the terms set forth above.
The parties hereto have executed this Award Agreement.

Participant Name: Jeffrey J. Jones II

Date Signed:

H&R BLOCK, INC.

By: __________________________________
Name:
Title:

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EXECUTION COPY

EXHIBIT B
H&R BLOCK, INC.
2013 LONG TERM INCENTIVE PLAN
RESTRICTED SHARE UNITS
AWARD AGREEMENT
This Award Agreement is entered into by and between H&R Block, Inc., a Missouri corporation (“H&R Block”), and Jeffrey J. Jones II (“Participant”) (the “Award”).
WHEREAS, H&R Block provides certain incentive awards to key employees of subsidiaries of H&R Block under the H&R Block, Inc. 2013 Long Term Incentive Plan (the “Plan”);
WHEREAS, Participant has been selected by the Board, the Committee, or the Chief Executive Officer of H&R Block to receive an Award under the Plan;
WHEREAS, consummation of this Award is conditioned upon Participant’s execution of this Award Agreement within 180 days of August 21, 2017 (the “Grant Date”), wherein Participant agrees to abide by certain terms and conditions authorized by the Committee; and
WHEREAS, this Award shall constitute the “Initial RSU Grant” under, and as defined in, the Employment Agreement among H&R Block Management, LLC, H&R Block and Participant, dated August 21, 2017 (the “Employment Agreement”).
NOW THEREFORE, in consideration of the parties’ promises and agreements set forth in this Award Agreement, the sufficiency of which the parties hereby acknowledge,
IT IS AGREED AS FOLLOWS:
1.    Restricted Share Units.
1.1    Grant of Units. As of the Grant Date, H&R Block hereby awards 138,749 Restricted Share Units (the “Units”) to Participant, as evidenced by this Award Agreement.
1.2    Vesting Conditions. In order to become vested in any or all of the Units, Participant must remain continuously employed with Company through the applicable Vesting Date as set forth in Section 1.4 or Section 1.5. Except as otherwise provided in this Award Agreement or the Employment Agreement, the terms of which are incorporated herein, if Participant’s employment with Company terminates before a Vesting Date for any reason other than those set forth in Section 1.5 and the Employment Agreement, then all unvested Units, if any, shall be forfeited by Participant, and Participant shall have no right to receive shares of Common Stock related thereto.

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1.3    No Shareholder Privileges; Dividend Equivalents.
(a)    Neither Participant nor any person claiming under or through him shall be, or have any of the rights or privileges of, a shareholder of H&R Block (including the right to vote shares or to receive dividends) with respect to any of the Common Stock issuable pursuant to this Award Agreement, unless and until such shares of Common Stock shall have been duly issued and delivered to Participant as a result of the vesting of Units.
(b)    Notwithstanding Section 1.3(a), dividend equivalents will accrue and vest proportionally as the Units vest, and will be paid as additional whole shares of Common Stock (unless the Committee in its discretion determines to pay the value of the accrued dividend equivalents in cash), net of withholding, upon the date shares of Common Stock are delivered for vested Units pursuant to Section 1.4 or Section 1.5. Dividend equivalents will apply to all cash dividends (excluding dividends for which an adjustment to the Award was or will be made pursuant to Section 4.3) and will be deemed reinvested in shares of Common Stock based on the Closing Price of the Common Stock on the trading day immediately preceding the ex-dividend date applicable to such dividend. Future dividend equivalents will apply to the shares of Common Stock relating to the reinvested dividend equivalents for each dividend record date that occurs before actual delivery of the shares. Notwithstanding the foregoing, the Committee retains discretion at any time, upon notice to Participant, to revise whether, and in what manner, dividend equivalents will be deemed reinvested with respect to any future dividends.
1.4    Vesting Dates and Delivery of Common Stock.
(a)    Vesting Dates. Subject to Section 1.2, the Units shall vest on the dates noted below (each, a “Vesting Date”), in accordance with the following schedule:

Vesting Date	Percent of Units Subject to Vesting on Such Vesting Date

First Anniversary of the Grant Date	33-1/3%

Second Anniversary of the Grant Date	33-1/3%

Third Anniversary of the Grant Date	33-1/3%

If the percentage of the aggregate number of shares of Common Stock subject to this Award Agreement scheduled to vest on a Vesting Date is not a whole number of shares, then the number vesting on such Vesting Date shall be rounded up or down to the nearest whole number of shares for each Vesting Date in accordance with the administrative systems established by Company’s third-party stock plan administrator, except that the amount vesting on the final Vesting Date shall be such that 100% (and for the avoidance of doubt, no more than 100%) of the aggregate number of shares of Common Stock subject to this Award Agreement shall be cumulatively vested as of the final Vesting Date.
1.5    Acceleration of Vesting. Notwithstanding Section 1.4(a), the Units held by Participant shall vest in accordance with the terms and conditions of the Employment Agreement

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upon Participant's Termination of Employment. All unvested Units shall be forfeited on the 120th day following Participant’s Termination of Employment unless a 409A Change in Control (as defined in the Employment Agreement) shall occur during such 120-day period.
1.6    Delivery of Common Stock. As soon as administratively practicable (while remaining compliant with Section 4.14) following Participant's Termination of Employment, Company shall transfer shares of Common Stock equal to the number of Units that become vested, plus any shares attributable to vested dividend equivalents, less any shares withheld for tax withholding purposes pursuant to Section 4.7, directly into a brokerage account established for Participant at the Financial Institution or delivered to Participant in certificate form, such method to be selected by the Committee in its discretion. Any fractional share eligible to be transferred to Participant shall be rounded up to the next whole share. Participant agrees to complete any documentation with Company or the Financial Institution that is necessary to effect the transfer of shares of Common Stock to the Financial Institution before the delivery of such shares will occur. Notwithstanding the foregoing, delivery of shares of Common Stock will be delayed, if applicable under the circumstances, to the extent provided under Section 4.14 (Compliance with Section 409A).
2.    Covenants.
2.1    Consideration for Award under the Plan. Participant acknowledges that Participant’s agreement to Sections 5 and 6 of the Employment Agreement is a key consideration for the Award made under this Award Agreement. Participant hereby agrees to abide by the covenants set forth in Sections 5 and 6 of the Employment Agreement.
2.2    Forfeiture of Rights. Notwithstanding anything herein to the contrary, if Participant materially violates any provisions of Sections 5 and 6 of the Employment Agreement, Participant shall forfeit all rights to payments or benefits in accordance with Section 2.3 and all unvested Units shall terminate and be incapable of vesting.
2.3    Remedies. Notwithstanding anything herein to the contrary, if Participant materially violates any provisions of Sections 5 and 6 of the Employment Agreement, whether before, on or after any settlement of an Award under the Plan, then Participant shall promptly pay to Company an amount equal to the aggregate Amount of Gain Realized by Participant on all Common Stock received pursuant to this Award Agreement after a date commencing one (1) year before Participant’s Last Day of Employment. Participant shall pay Company within sixty (60) business days after the date of any written demand by Company to Participant.
2.4    Remedies Payable. Participant shall pay the amounts described in Section 2.3 in cash or as otherwise determined by Company.
2.5    Remedies without Prejudice. The remedies provided in this Section 2 shall be without prejudice to the rights of Company to recover any losses resulting from the applicable conduct of Participant, and shall be in addition to any other remedies Company may have, at law or in equity, resulting from such conduct.

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2.6    Survival. Participant’s obligations in this Section 2 shall survive and continue beyond settlement of all Awards under the Plan and any termination or expiration of this Award Agreement for any reason.
3.    Non-Transferability of Award. This Award (including all rights, privileges and benefits conferred under such Award) shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this Award, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment, or similar process upon the rights and privileges hereby granted, then and in any such event this Award and the rights and privileges hereby granted shall immediately become null and void.
4.    Miscellaneous.
4.1    No Employment Contract. This Award Agreement does not confer on Participant any right to continued employment for any period of time, and is not an employment contract.
4.2    Clawback. If a restatement of H&R Block’s financial results occurs and (a) the vesting or the Amount of Gain Realized with respect to any portion of this Award, or (b) the vesting or issuance of performance-based Shares pursuant to any other award granted under the Plan or any other company-sponsored equity compensation plan, or (c) any other cash compensation received by Participant pursuant to a Company-sponsored incentive plan, would not have occurred, been paid or would have been reduced if the results represented by the restatement were known as of the time of the original issuance of the financial results, Participant may be required to reimburse Company for the Amount of Gain Realized related to this Award.
4.3    Adjustment of the Units. If any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affects the Common Stock or the value thereof, the Committee shall make such adjustments and other substitutions to this Award Agreement as the Committee determines necessary or appropriate to prevent dilution or enlargement of benefits or potential benefits intended to be made available under this Award Agreement, in a manner the Committee deems equitable or appropriate, taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, and in the number, class, kind and price of securities subject to the Award Agreement (including, if the Committee deems appropriate, the substitution of awards denominated in the shares of another company).
4.4    Merger, Consolidation, Reorganization, Liquidation, etc. If H&R Block shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, all Plan awards outstanding on the effective date of the consummation of the transaction shall be treated in the manner the Committee, in its discretion, deems equitable and appropriate after taking into consideration relevant facts, including the accounting and tax

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consequences. Such treatment need not treat all Awards (or all portions of an Award) in an identical manner. Such treatment may include, but is not limited to, the substitution of new Awards, or for any Awards then outstanding, the assumption of any such Awards or the cancellation of such Awards for a payment to Participant in cash or other property in an amount equitably determined by the Committee (and, for the avoidance of doubt, such cancellation may be without any payment to Participant in the event the Committee determines that the intrinsic value of the Award is zero or negative). Any such arrangements shall be binding upon Participant and any action taken under this Section 4.4 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.
4.5    Interpretation and Regulations. The Committee shall have the full power and authority provided under Section 4.2 of the Plan and provided by delegation by the Board, subject to the terms of the Plan, and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board. Such power and authority shall include, but not be limited to, the power and authority to: (a) interpret and administer the Plan, the Award Agreement, and any instrument or agreement entered into under or in connection with the Plan; (b) correct any defect, supply any omission or reconcile any inconsistency in the Plan or the Award Agreement in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (c) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan and Award; (d) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and Award; (e) determine whether, to what extent and under what circumstances the Award shall be canceled or suspended; and (f) determine, for purposes of the Plan and this Award Agreement, (i) the date and circumstances that constitute a Termination of Employment, and (ii) what constitutes continuous employment with respect to vesting under this Award Agreement. Notwithstanding the foregoing, leaves of absence approved by the Committee or Company or transfers of employment among the subsidiaries of H&R Block shall not be considered an interruption of continuous employment under the Plan, unless otherwise required by Code Section 409A.
4.6    Reservation of Rights. If at any time Company determines that qualification or registration of the Units or any shares of Common Stock subject to the Units under any federal, state or other applicable securities law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of executing an Award or providing a benefit under the Plan, then such action may not be taken, in whole or in part, unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions Company deems unacceptable.
4.7    Withholding of Taxes. Company shall make the delivery of shares of Common Stock pursuant to this Award Agreement net of the employee portion of all federal, state, local or foreign taxes required to be paid or withheld as a result of the delivery of shares of Common Stock. Unless otherwise determined pursuant to established procedures pursuant to the Plan, the number of shares of Common Stock withheld shall be based on the Fair Market Value of such shares on the vesting date and the required tax withholding rate for Participant (or such other rate that will not cause an adverse accounting consequence or cost to Company). Participant acknowledges that

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Participant may be required by the Company to take specified actions in order to enable the Company to be permitted to withhold at a rate higher than the required tax withholding rates upon any distribution of shares of Common Stock, including, but not limited to, terminating any outstanding additional withholding elections in effect prior to such delivery of shares of Common Stock. Participant agrees to take any such actions as may be required by the Company. Notwithstanding any provision of this Award Agreement to the contrary, a sufficient number of Units shall be settled and paid from the Award (and the number of Units remaining subject to the Award Agreement shall be reduced), upon each respective vesting date to pay (1) the Federal Insurance Contributions Act (“FICA”) tax imposed under Code Sections 3101, 3121(a), and 3121(v)(2), and (2) to pay the income tax at source on wages imposed under Code Section 3401 and the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA amount, and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes; provided that, the total number of Units subject to such accelerated settlement and payment shall not exceed the number required to pay the total amount of FICA and the income tax withholding.
4.8    Reasonableness of Restrictions, Severability and Court Modification. Participant and Company agree that the restrictions contained in this Award Agreement are reasonable, but, should any provision of this Award Agreement be determined by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable or unreasonable in scope, the validity, legality and enforceability of the other provisions of this Award Agreement will not be affected thereby, and the provision found invalid, illegal, or otherwise unenforceable or unreasonable will be considered by Company and Participant to be amended as to scope of protection, time or geographic area (or any one of them, as the case may be) in whatever manner is considered reasonable by that court and, as so amended, will be enforced.
4.9    Waiver. The failure of Company to enforce at any time any terms, covenants or conditions of this Award Agreement shall not be construed to be a waiver of such terms, covenants or conditions or of any other provision. Any waiver or modification of the terms, covenants or conditions of this Award Agreement shall only be effective if reduced to writing and signed by both Participant and an officer of H&R Block (other than Participant).
4.10    Plan Control. The terms of this Award Agreement are governed by the terms of the Plan, as it exists on the Grant Date (except to the extent the Plan is amended from time to time and such amendment is intended to have retroactive effect). Except where the Plan expressly permits an award agreement to provide for different terms or as otherwise expressly provided herein, if any provisions of this Award Agreement conflict with any provisions of the Plan, the terms of the Plan shall control.
4.11    Notices. Any notice to be given to Company or election to be made under the terms of this Award Agreement shall be addressed to Company (Attention: Long Term Incentive Department) at One H&R Block Way, Kansas City Missouri 64105, or at such other address or by such other means as Company may hereafter designate in writing to Participant. Any notice to be given to Participant shall be addressed to Participant at the last address of record with Company or at such other address as Participant may hereafter designate in writing to Company. Any such notice

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shall be deemed to have been duly given when deposited in the United States mail via regular or certified mail, addressed as aforesaid, postage prepaid.
4.12    Choice of Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Missouri without reference to principles of conflicts of laws.
4.13    Choice of Forum and Jurisdiction. Participant and Company agree that any proceedings to enforce the obligations and rights under this Award Agreement must be brought in the Missouri District Court located in Jackson County, Missouri, or in the United States District Court for the Western District of Missouri in Kansas City, Missouri. Participant agrees and submits to personal jurisdiction in either court. Participant and Company further agree that this Choice of Forum and Jurisdiction is binding on all matters related to Awards under the Plan and may not be altered or amended by any other arrangement or agreement (including an employment agreement) without the express written consent of Participant and H&R Block.
4.14    Compliance with Section 409A. Notwithstanding any provision in this Award Agreement or the Plan to the contrary, this Award Agreement shall be interpreted and administered in accordance with Code Section 409A and regulations and other guidance issued thereunder (“Section 409A”). For purposes of determining whether any payment made pursuant to this Award Agreement results in a “deferral of compensation” within the meaning of Treasury Regulation 1.409A-1(b), H&R Block shall maximize the exemptions described in such section, as applicable. Any reference to a “termination of employment” or similar term or phrase shall be interpreted as a “separation from service” within the meaning of Section 409A. If any deferred compensation payment is payable while Participant is a “specified employee” under Section 409A, and payment is due because of separation from service for any reason other than death, then payment of such amount shall be delayed for a period of six months and paid in a lump sum on the first payroll payment date following the earlier of the expiration of such six month period or Participant’s death, unless otherwise provided by Section 409A. To the extent any payments under this Award Agreement are made in installments, each installment shall be deemed a separate payment for purposes of Section 409A and the regulations issued thereunder. Participant or his beneficiary, as applicable, shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on Participant or his beneficiary in connection with any payments to Participant or his beneficiary pursuant to this Award Agreement, including but not limited to any taxes, interest and penalties under Section 409A, and neither H&R Block nor any of its affiliates shall have any obligation to indemnify or otherwise hold Participant or his beneficiary harmless from any and all of such taxes and penalties.
4.15    Attorney's Fees. Participant and Company agree that in the event of litigation to enforce the terms and obligations under this Award Agreement, the party prevailing in any such cause of action will be entitled to reimbursement of reasonable attorney’s fees.
4.16    Relationship of the Parties. Participant acknowledges that this Award Agreement is between H&R Block and Participant. Participant further acknowledges that H&R Block is a holding company and that Participant is not an employee of H&R Block.

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4.17    Headings. The section headings herein are for convenience only and shall not be considered in construing this Award Agreement.
4.18    Amendment. No amendment, supplement, or waiver to this Award Agreement is valid or binding unless in writing and signed on behalf of H&R Block by an officer of H&R Block (other than Participant), and, if materially adverse to Participant, signed by Participant.
4.19    Execution of Agreement. This Award Agreement shall not be enforceable by either party, and Participant shall have no rights with respect to the Awards made hereunder, unless and until it has been (a) signed by Participant within 180 days of the Grant Date, (b) signed on behalf of H&R Block by an officer of H&R Block designated for such purpose by the Board, and (c) returned to H&R Block.
This Award Agreement may be signed by the parties via facsimile or electronic signature, as acceptable to Company, and may be signed by H&R Block via stamped signature.
4.20    WAIVER OF JURY TRIAL. PARTICIPANT KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING, ACTION OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT.
5.    Definitions. Whenever a term is used in this Award Agreement, the following words and phrases shall have the meanings set forth below or as set forth in the Plan unless the context plainly requires a different meaning, and when a defined meaning is intended, the term is capitalized.
5.1    Amount of Gain Realized. The Amount of Gain Realized shall be equal to the number of shares of Common Stock that Participant receives pursuant to this Award Agreement multiplied by the Fair Market Value of one share of Common Stock on the date of delivery.
5.2    Board. Board means the Board of Directors of H&R Block.
5.3    Closing Price. Closing Price shall mean the last reported market price for one share of Common Stock, regular way, on the New York Stock Exchange (or any successor exchange or stock market on which such last reported market price is reported) on the day in question. If the exchange is closed on the day on which the Closing Price is to be determined or if there were no sales reported on such date, the Closing Price shall be computed as of the last date preceding such date on which the exchange was open and a sale was reported.
5.4    Code. Code means the Internal Revenue Code of 1986, as amended.
5.5    Committee. Committee means the Compensation Committee of the Board.
5.6    Common Stock. Common Stock means the common stock of H&R Block, without par value.

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5.7    Company. Company means H&R Block, Inc., a Missouri corporation, and includes its “subsidiary corporations” (as defined in Code Section 424(f)) and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.
5.8    Fair Market Value. Fair Market Value means the Closing Price for one share of Common Stock.
5.9    Last Day of Employment. Last Day of Employment means the date of Participant’s Termination of Employment.
5.10    Restricted Share Units. Restricted Share Units means Restricted Share Units granted to Participant under the Plan subject to such terms and conditions as the Committee may determine at the time of issuance.
5.11    Termination of Employment. Termination of Employment, termination of employment and similar references mean a separation from service within the meaning of Section 409A. If Participant is an employee, Participant will generally have a Termination of Employment if Participant voluntarily or involuntarily terminates employment with Company. A termination of employment occurs if the facts and circumstances indicate that Participant and Company reasonably anticipate that no further services will be performed after a certain date or that the level of bona fide services Participant will perform after such date (whether as an employee, director or other independent contractor) for Company will decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee, director or other independent contractor) over the immediately preceding 36-month period (or full period of services if Participant has been providing services for less than 36 months). For purposes of this Section 5.15, “Company” includes any entity that would be aggregated with Company under Treasury Regulation 1.409A-1(h)(3).
6.    ACKNOWLEDGEMENT OF COVENANTS AND WAIVERS.
6.1    Participant understands and acknowledges that this Award Agreement confers both rights and obligations upon Participant.
6.2    Participant has reviewed this Award Agreement in its entirety and understands that by signing this Award Agreement, Participant agrees to all of its terms, including, but not limited to, Section 2 of this Award Agreement, the Choice of Forum and Jurisdiction, and the Waiver of Jury Trial set forth in Section 4 of this Award Agreement.
6.3    Participant acknowledges that Company has advised Participant to seek his own legal counsel before signing this Award Agreement and that Participant has consulted or has had the opportunity to consult with his personal attorney before executing this Award Agreement.
[Signature Page Follows.]

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In consideration of said Award and the mutual covenants contained herein, the parties agree to the terms set forth above.
The parties hereto have executed this Award Agreement.

Participant Name: Jeffrey J. Jones II

Date Signed:

H&R BLOCK, INC.

By: ___________________________________
Name:
Title:

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EXECUTION COPY
EXHIBIT C
SEVERANCE AND RELEASE AGREEMENT
Jeffrey J. Jones II (“Employee”) and HRB Professional Resources LLC, (the “Company”), on behalf of itself and its parents, subsidiaries, affiliates, and assigns, including H&R Block, Inc. (“Block,” and collectively the “Company Parties”) enter into this Severance and Release Agreement (“Release Agreement”) under the terms and conditions recited below.
I.    Recitations
A.    Employee has been employed as President and Chief Executive Officer of the Company pursuant to the Employment Agreement by and among Employee, the Company and Block, dated August 21, 2017 (the “Employment Agreement”). Capitalized terms not otherwise defined in this Release Agreement shall have the meaning provided in the Employment Agreement.
B.    Employee’s employment will end on [TERM DATE] (the “Termination Date”). Employee and Company wish to enter into a full and final settlement of all issues and matters that exist between Employee and the Company Parties, which include, but are not limited to, any issues and matters that may have arisen out of Employee’s employment with or separation from Company.
C.    Employee specifically acknowledges that Company has advised him to seek his own personal legal counsel prior to signing this Release Agreement.
D.    In exchange for the mutual promises of Employee and Company set forth in this Release Agreement, Employee and Company agree to the terms and conditions set forth below.
II.    Basic Terms of the Release Agreement
A.Following the Company’s receipt of a fully executed copy of this Release Agreement, and provided that Employee does not revoke this Release Agreement as permitted in paragraph III(A) below, in addition to the Accrued Obligations and the Other Benefits which shall be provided to Employee under the terms of the Employment Agreement, Company agrees to provide Employee with the following payments and benefits, in all cases, subject to appropriate tax withholdings:
1.    Severance Payment. Company will pay Employee a lump sum payment on [ ]1, in the amount of $[insert amount], which amount is equal to the sum of (i) Employee’s Base Salary plus (ii) Employee’s target bonus opportunity as provided in Section 3(c) of the Employment Agreement. [In addition, [because a Change in Control occurred within 24 months prior to the Termination Date] [in the event that a 409A Change in Control occurs within 120 days following the Termination Date], Company will pay Employee an additional lump sum payment on [ ]2 in the amount of $[insert amount], which amount is equal to the sum of Employee’s Base Salary.]
_______________________________
1 NTD: Insert 60th day following the Termination Date.
2 NTD: Insert the day that is the later of (i) the 120th day after the Termination Date and (ii) if the Change in Control is a 409A Change in Control, the date of the 409A Change in Control

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2.    COBRA Subsidy. For 18 months following the Termination Date, Company shall pay Employee each month an amount equal to the monthly premium (both the employer and employee portions) for COBRA continuation coverage under the Company’s health, dental and vision plans, which payment shall be paid in advance on the first payroll day of each month during such 18 month period, commencing with the month immediately following the Termination Date; provided, however, that the first such payment shall be made on the 60th day after the Termination Date, and will include payment of any amounts that were otherwise due prior thereto. [In addition, [because a Change in Control occurred within 24 months prior to the Termination Date] [in the event that a 409A Change in Control occurs within 120 days following the Termination Date], Company will pay Employee a lump sum payment on [ ]3 of $[insert amount], which amount is equal to six times the monthly premium (both the employer and employee portions) for COBRA continuation coverage under the Company’s health, dental and vision plans.]
3.    Short-Term Incentive Payments. Company will pay Employee (i) any annual bonus earned with respect to a fiscal year ending prior to the Termination Date but unpaid as of the Termination Date, payable at the same time in the year of termination as such payment would be made if Employee continued to be employed by the Company, and (ii) any annual bonus related to the fiscal year in which the Termination Date occurs calculated based on [actual performance (including any personal goals) through the end of the applicable fiscal year] [Employee’s target bonus opportunity] and prorated for the number of days of Employees employment in the fiscal year in which the termination occurs, payable in a single lump sum at the same time as such payment would be made if Employee continued to be employed by the Company.
4.    Equity-Based Awards. The Initial Stock Option and the Initial RSU Grant shall become fully and immediately vested as of the Termination Date in accordance with, and subject to, their applicable terms. Any other awards granted to Employee under the Company’s 2013 Long Term Incentive Plan, as the same may be amended or replaced from time to time (each, an “Equity Plan”) shall vest and, if applicable, remain exercisable, as provided in the applicable award agreement. A list of Employee’s outstanding awards under the Equity Plan as of the Termination Date (i) that shall vest and/or remaining outstanding following the Termination Date pursuant to its terms is attached as Exhibit A and (ii) that shall be forfeited on the Termination Date is attached as Exhibit B.
B.    Employee, and as applicable the Company, agree to the following:
1.    Release of Claims. Employee agrees to and hereby does release and forever discharge each of the Company Parties, and each and every one of their component, predecessor and successor companies, and their respective past and present agents, officers, executives, employees, attorneys, and directors (collectively the “Released Parties”) from any and all matters, claims, charges, demands, damages, causes of action, debts, liabilities, controversies, claims for attorneys’ fees, judgments, and suits of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, which have arisen between Employee and the Released Parties up to the date Employee signs this Release Agreement, all as more fully set forth in paragraphs IV(A) through (E) below.
__________________________________
3 NTD: Insert the day that is the later of (i) the 120th day after the Termination Date and (ii) if the Change in Control is a 409A Change in Control, the date of the 409A Change in Control

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2.    Legal Hold.  To the extent Employee has received a Preservation Notice/Legal Hold from the Legal Department, Employee shall take all necessary steps to preserve information related in any way to the Preservation Notice/Legal Hold in its original format and location and will not modify, delete or destroy such information.  Employee will notify the Legal Department of the nature and location of any and all such information.
3.    Restrictive Covenants. Employee represents and warrants that Employee has complied with and agrees to continue to comply and abide with Employee’s ongoing obligations under Sections 5 and 6 of the Employment Agreement, which are incorporated into this Release Agreement by reference.
4.    Non-disparagement. Employee and the Company agree that they will continue to comply and abide with their respective non-disparagement obligations under Section 7(l)(1) and (2) of the Employment Agreement.
5.    Resignation. Employee agrees that, upon the Termination Date, he resigns from all offices, directorships, trusteeships, committee memberships, and fiduciary capacities held with, or on behalf of, the Company Parties, and any benefit plans of the Company Parties. Employee will execute the resignations attached as Exhibit C contemporaneously with his execution of this Release Agreement, and agrees to reasonably cooperate with the Company to execute any additional resignations that the Company may determine to be required upon its further review of applicable requirements to which it is subject.
III.    Acknowledgments and Additional Terms
A.    Consideration/Revocation Period. Employee shall have twenty-one (21) days following his receipt of this Release Agreement to consider whether or not to sign this Release Agreement. Employee acknowledges that he may revoke his acceptance of the terms and conditions of this Release Agreement at any time within seven (7) calendar days after the day on which he originally returned his signed copy of the Release Agreement to the Company. Such revocation, to be effective, must be delivered by written notice, in a manner so the notice is received on or before the seventh (7th) day by: General Counsel, H&R Block, Inc., One H&R Block Way, Kansas City, MO 64105. In the event Employee does not return an executed copy of this Release Agreement to the Company within the twenty-one (21) day period, or Employee revokes his acceptance of the terms and conditions of this Release Agreement within the seven (7) day period following his execution of this Release Agreement, Employee will not be entitled to any of the payments or benefits provided under paragraph II(A), other than the Accrued Obligations and the Other Benefits.
B.    Opportunity to Consult Personal Attorney. Employee acknowledges that Company has advised him to seek his own legal counsel prior to signing this Release Agreement and that he has consulted or has had the opportunity to consult with his personal attorney prior to executing this Release Agreement.
C.    No Admission of Liability. Employee and Company agree that nothing in this Release Agreement is an admission by either of any wrongdoing, and that nothing in this Release Agreement is to be construed as such by anyone.

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D.    Consideration. Employee agrees that provision of the payments and benefits set forth in paragraph II(A) constitute payments and benefits to which Employee is not otherwise entitled and constitutes valuable consideration for the promises and representations made by Employee in this Release Agreement.
E.    Choice of Law. All disputes which arise out of the interpretation and enforcement of this Release Agreement shall be governed by the laws of the State of Missouri without giving effect to its choice of law provisions.
F.    Entire Agreement. This Release Agreement, including Exhibits A through C attached hereto, constitutes the entire agreement between the parties related to the subject matters set forth in this Release Agreement; provided that, this Release Agreement shall not be deemed to supersede any provision of the Employment Agreement, Initial RSU Agreement, Initial Option Agreement or other award agreement that is intended by the terms of the applicable agreement to survive the Termination Date. The parties acknowledge the terms of this Release Agreement can only be changed by a written amendment to the Release Agreement signed by both parties.
G.    No Reliance. The parties have not relied on any representations, promises, or agreements of any kind made to them in connection with this Release Agreement, except for those set forth in writing in this Release Agreement or in the Employment Agreement.
H.    Separate Signatures. Separate copies of this Release Agreement shall constitute originals which may be signed separately but which together will constitute one single agreement.
I.    Effective Date. This Release Agreement becomes effective and binding on the eighth calendar day following Employee’s execution of the Release Agreement pursuant to paragraph III(A).
J.    Severability. If any provision of this Release Agreement is held to be invalid, the remaining provisions shall remain in full force and effect.
K.    Continuing Obligations. Any continuing obligations Employee has after separation of employment pursuant to the Employment Agreement and any other written agreement with a Company Party or by operation of law are intended to survive this Release Agreement. The terms of this Release Agreement add to any such obligations and are not intended to otherwise modify them in any way.
L.    Compensation, Injuries, Leave, Ethics. Employee acknowledges that: (1) upon receipt of a final paycheck, Employee has received all compensation due through the Termination Date as a result of services performed for Company, except as otherwise provided in this Agreement; (2) Employee has reported to Company any and all work-related injuries incurred during employment; (3) Company properly provided any requested leave of absence because of Employee’s or a family member’s health condition and Employee has not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; and (4) Employee has provided the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on the part of Company.

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M.    409A Representations. Company has made a good faith effort to comply with current guidance under Section 409A of the Internal Revenue Code. Notwithstanding the foregoing or any provision in this Agreement to the contrary, Company does not warrant or promise compliance with Section 409A, and Employee understands and agrees that he shall not have any claim against Company with respect to Section 409A or for any good faith effort taken to comply with Section 409A.
IV.     Release
A.    In consideration of the recitations and agreements listed above, Employee releases, and forever discharges the Released Parties from any and all matters, claims, charges, demands, damages, causes of action, debts, liabilities, controversies, claims for attorneys’ fees, judgments, and suits of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, which have arisen between Employee and the Released Parties up to the date Employee signs this Release Agreement.
B.    This release of claims includes, but is not limited to: (1) any claims Employee may have relating to any aspect of his employment with the Released Parties and/or the separation of that employment; (2) any breach of an actual or implied contract of employment between Employee and the Released Parties; (3) any claim of unjust or tortious discharge; (4) any common law claim (including but not limited to fraud, negligence, intentional or negligent infliction of emotional distress, negligent hiring/retention/supervision, or defamation); (5) any claims arising under (i) the Civil Rights Act of 1866, 42 U.S.C. § 1981, (ii) the Civil Rights Act of 1964, 42 U.S.C. §§ 2000e, et seq., as amended by the Civil Rights Act of 1991, (iii) the Age Discrimination in Employment Act (the “ADEA”), 29 U.S.C. §§ 621, et seq. (including but not limited to the Older Worker Benefit Protection Act (the “OWBPA”)), (iv) the Employee Retirement Income Security Act, 29 U.S.C. §§ 1001, et seq., (v) the Rehabilitation Act of 1973, 29 U.S.C. §§ 701, et seq., (vi) the American with Disabilities Act, 42 U.S.C. §§ 12101, et seq., (vii) the Occupational Safety and Health Act, 29 U.S.C. §§ 651, et. seq., and (viii) the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §§ 2101, et seq.; (6) any applicable state or local employment discrimination statute or ordinance; and (7) any other federal, state, or local statutes or ordinances.
C.    Employee represents and warrants that, as of the date he signs this Release Agreement, he has not filed or commenced any suit, claim, charge, complaint, or other legal proceeding of any kind against the Released Parties.
D.    The above release does not waive claims: (1) for unemployment or workers’ compensation; (2) for Accrued Obligations, Other Benefits and other vested rights under ERISA-covered employee benefit plans as applicable on the date Employee signs this Release Agreement; (3) that may arise after Employee signs this Release Agreement; (4) to any right of indemnification as provided by, and in accordance with the terms of, the Employment Agreement, the Company’s by-laws or a Company insurance policy providing such coverage, as any of such may be amended from time to time; or (5) which cannot be released by private agreement.
E.    Employee agrees he waives any right to participate in any settlement, verdict or judgment in any class, collective or multi-party action against the Released Parties arising from

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conduct occurring on or before the date Employee signs this Release Agreement, and that he waives any right to accept anything of value or any injunctive relief associated with any such pending or threatened class action against the Released Parties.
V.    No Interference with Rights
Nothing in this Release Agreement or the Employment Agreement, including but not limited to, the release of claims, confidential information, return of property, non-solicitation of employees, non-solicitation of customers, non-competition, non-disparagement, availability/cooperation, agreement to arbitrate and acknowledgement provisions, (1) limits or affects Employee’s right to challenge the validity of this Release Agreement under the ADEA or the OWBPA; (2) prevents Employee from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, National Labor Relations Board, the Securities and Exchange Commission, or any other any federal, state or local agency charged with the enforcement of any laws, including providing documents or other information; or (3) prevents Employee from exercising rights under Section 7 of the National Labor Relations Act to engage in joint activity with other employees, although by signing this release Employee is waiving rights to individual relief (including backpay, frontpay, reinstatement or other legal or equitable relief) in any charge, complaint, lawsuit, or other proceeding brought by Employee or on Employee’s behalf by any third-party, except for any right Employee may have to receive a payment from a government agency (and not the Company) for information provided to the government agency or where otherwise prohibited. Notwithstanding Employee’s confidentiality and non-disclosure obligations in this Release Agreement and otherwise, Employee understands that as provided by the Federal Defend Trade Secrets Act, Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
THIS IS A RELEASE OF CLAIMS - READ CAREFULLY BEFORE SIGNING

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I have read this Severance and Release Agreement. Company advised me to seek the advice of counsel regarding the meaning and effect of this Release Agreement, and I have had the opportunity to do so. I fully understand the terms of this Release Agreement and I understand it is a complete and final release of any of my claims against the Released Parties (as defined in this Release Agreement). I sign the Release Agreement as my own free act and deed.
Jeffrey J. Jones II

___________________________________________
Date:

HRB Professional Resources LLC

___________________________________________
By:
Title:
Date:

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EXHIBIT A
EQUITY-BASED AWARD VESTING AND CONTINUATION SUMMARY

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EXHIBIT B

EQUITY-BASED AWARD FORFEITURE SUMMARY

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EXHIBIT C

RESIGNATION

To Whom It May Concern:

Effective [INSERT DATE], I hereby resign from the following officer and director positions:

Entity Name	Title

____________________________________
Jeffrey J. Jones II

Dated:

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